Exhibit 21.1
Danaher Corporation Subsidiaries of the Registrant
Name	Jurisdiction of Formation
AB Sciex Germany GmbH	Germany
AB Sciex KK	Japan
AB Sciex LLC	Delaware
AB Sciex LP	Canada
AB Sciex Pte Ltd.	Singapore
Advanced Vision Technology (A.V.T.) Ltd.	Israel
Aguasin SpA	Chile
Alltec Angewandte Laserlicht Technologie GmbH	Germany
Alpha Biotec Ltd.	Israel
Applitek NV	Belgium
Aquafine Corporation	California
AQG Holdco GmbH	Germany
BC Distribution BV	Netherlands
Beckman Coulter Australia Pty Ltd	Australia
Beckman Coulter Biomedical GmbH	Germany
Beckman Coulter Biotechnology (Suzhou) Co. Ltd.	China
Beckman Coulter Biyomedikal Urunler Sanayi ve Ticaret Limited [irketi]	Turkey
Beckman Coulter Canada LP	Canada
Beckman Coulter Ceska republika s.r.o.	Czech Republic
Beckman Coulter Commercial Enterprise (China) Co., Ltd.	China
Beckman Coulter de Mexico, S.A. de C.V.	Mexico
Beckman Coulter do Brasil Ltda.	Brazil
Beckman Coulter d.o.o.	Croatia
Beckman Coulter Eurocenter S.A.	Switzerland
Beckman Coulter France S.A.S.	France
Beckman Coulter Genomics Inc.	Delaware
Beckman Coulter G.m.b.H.	Germany
Beckman Coulter Hong Kong Limited	Hong Kong
Beckman Coulter, Inc.	Delaware
Beckman Coulter India Private Limited	India
Beckman Coulter International SA	Switzerland
Beckman Coulter International Shanghai Trading Co.	China
Beckman Coulter Ireland Inc.	Ireland
Beckman Coulter K.K.	Japan
Beckman Coulter Korea Ltd.	Korea, Republic of
Beckman Coulter Laboratory Systems (Suzhou) Co. Ltd.	China
Beckman Coulter Limited Liability Company	Russian Federation
Beckman Coulter Mishima K.K.	Japan
Beckman Coulter Nederland B.V.	Netherlands
Beckman Coulter Nippon GK	Japan
Beckman Coulter Saudi Arabia Co.Ltd.	Saudi Arabia
Beckman Coulter, S.L.	Spain
Beckman Coulter South Africa (Proprietary) Limited	South Africa
Beckman Coulter Srl	Italy
Beckman Coulter Taiwan Inc.	California

Beckman Coulter United Kingdom Limited	United Kingdom
Beckman Finance ApS	Denmark
BioTector Analytical Systems Ltd	Ireland
Cepheid	California
Cepheid AB	Sweden
Cepheid Benelux	Belgium
Cepheid Europe SAS	France
Cepheid HBDC SAS	France
Cepheid Italy Srl	Italy
Cepheid Proprietary Limited	South Africa
Cepheid UK Ltd.	United Kingdom
ChemTreat, Inc.	Virginia
ChemTreat International, Inc.	Virginia
Citicon (Hong Kong) Limited	Hong Kong
Coulter Electronics Pty. Limited	Australia
Danaher (Shanghai) Management Co. Ltd.	China
Danaher Hong Kong Limited	Hong Kong
Danaher Medical ApS	Denmark
Dental Imaging Technologies Corporation	Delaware
Devicor Medical Device (Shanghai) Co.Ltd.	China
Devicore Medical Products Inc.	Delaware
DH Alpha Limited	United Kingdom
DH Denmark Holding ApS	Denmark
DH Evolution GmbH	Germany
DH Holdings Corp.	Delaware
DH Holdings Germany LLC	Delaware
DH Holding Italia SRL	Italy
DH Life Sciences LLC	Delaware
DH Operations BV	Netherlands
DH Switzerland Finance SA	Luxembourg
DH Technologies Development Pte Ltd.	Singapore
DHR Holding India Pvt. Ltd.	India
DTIL Ireland Holdings Ltd.	Ireland
DUKI (2006) Finance Limited	United Kingdom
Esko BVBA	Belgium
Esko Finance BVBA	Belgium
Esko-Graphics BVBA	Belgium
Esko-Graphics Inc.	Georgia
Esko Software BVBA	Belgium
FAHPL Pty. Ltd.	Australia
FCL Hong Kong Holding Limited	Hong Kong
FHAB Company AB	Sweden
G. Lufft Mess- und Regeltechnik GmbH	Germany
Gelman Sciences Inc.	Michigan
GH GmbH & Co KG	Germany
Gilzoni Holdings Italia Srl	Italy
Gilzoni Limited	United Kingdom
Hach Company	Delaware
Hach Lange Finance GmbH	Germany

Hach Lange France S.A.S.	France
Hach Lange GmbH	Germany
Hach Lange Sàrl	Switzerland
Hach Sales & Services Canada LP	Canada
Hach Water Quality Analytical Instru. (Shanghai) Co., Ltd.	China
HemoCue AB	Sweden
HIC Canada LP	Canada
Hybritech Incorporated	California
ID Business Solutions Limited	United Kingdom
Immunotech SAS	France
Immunotech Sro	Czech Republic
Implant Direct Sybron Administration LLC	California
Implant Direct Sybron International LLC	Nevada
Implant Direct Sybron Manufacturing LLC	California
Integrated DNA Technologies Inc.	Delaware
Integrated DNA Technologies Pte. Ltd.	Singapore
Iris International, Inc.	Delaware
Joslyn Holding Company LLC	Delaware
Kaltenbach & Voigt GmbH	Germany
KAVO Dental GmbH	Germany
KaVo Dental Holding GmbH	Germany
Kavo Dental Technologies, LLC	Illinois
KaVo Finance ApS	Denmark
KaVo Netherlands Finance BV	Netherlands
Kermotion UK Holdings Limited	United Kingdom
Kerr Corporation	Delaware
Kerr GmbH	Germany
KerrHawe SA	Switzerland
KFL Finance Ltd.	Ireland
KM Holdco GmbH	Germany
KMB Sarl	Luxembourg
Kreatech Biotechnology BV	Netherlands
Laetus GmbH	Germany
Leica Biosystems Deutschland GmbH	Germany
Leica Biosystems Imaging Inc.	Delaware
Leica Biosystems Melbourne Pty Ltd	Australia
Leica Biosystems Newcastle Limited	United Kingdom
Leica Biosystems Nussloch GmbH	Germany
Leica Biosystems Richmond, Inc.	Illinois
Leica Instruments (Singapore) Pte Limited	Singapore
Leica Microsystems (UK) Limited	United Kingdom
Leica Microsystems Cambridge Limited	United Kingdom
Leica Microsystems Canada	Canada
Leica Microsystems CMS GmbH	Germany
Leica Microsystems Holdings GmbH	Germany
Leica Microsystems Inc.	Delaware
Leica Microsystems IR GmbH	Germany
Leica Microsystems KK	Japan
Leica Microsystems Ltd. Shanghai	China

Leica Microsystems Limited	Hong Kong
Leica Mikrosysteme (Austria) GmbH	Austria
Leica Mikrosysteme Vertrieb GmbH	Germany
Linx Printing Technologies Limited	United Kingdom
Lipesa Colombia SA	Colombia
LTAG UK Ltd.	United Kingdom
Lumigen, Inc.	Michigan
McCrometer, Inc.	Delaware
Metrex Research, LLC	Wisconsin
Molecular Devices, LLC	Delaware
NBH Holdco Limited	United Kingdom
Nihon Pall Ltd.	Japan
Nihon Pall Manufacturing Limited	Japan
Nobel Biocare AB	Sweden
Nobel Biocare Deutschland GmbH	Germany
Nobel Biocare Holding USA Inc.	Delaware
Nobel Biocare Japan KK	Japan
Nobel Biocare Services AG	Switzerland
Nobel Biocare USA LLC	Delaware
Normond info SAS	France
Ormco BV	Netherlands
Ormco Corporation	Delaware
Ormco LLC	Russian Federation
OTT Hydromet Corp	Virginia
Pall (Canada) ULC	Canada
Pall (China) Co., Ltd.	China
Pall (Schweiz) GmbH	Switzerland
Pall Aeropower Corporation	Delaware
Pall Asia Holdings Inc.	Delaware
Pall Asian Holdings BV	Netherlands
Pall Australia Pty. Ltd.	Australia
Pall Canada Holding ULC	Canada
Pall Corporation	New York
Pall Europe Limited	United Kingdom
Pall Exekia SA	France
Pall Filtersystems GmbH	Germany
Pall Filtration and Separations Group Inc.	Delaware
Pall Filtration Pte. Ltd.	Singapore
Pall ForteBio LLC	Delaware
Pall France SAS	France
Pall GmbH	Germany
Pall India Pvt. Ltd.	India
Pall International Holdings, Inc.	Delaware
Pall International Sarl	Switzerland
Pall Italia Srl	Italy
Pall Korea Ltd.	Korea, Republic of
Pall Life Sciences Belgium BVBA	Belgium
Pall Life Sciences Puerto Rico, LLC	Puerto Rico
Pall Manufacturing UK Limited	United Kingdom

Pall Medistad BV	Netherlands
Pall Netherlands BV	Netherlands
Pall Technology UK Limited	United Kingdom
PaloDEx Group OY	Finland
Pantone LLC	Delaware
Phenomenex, Inc.	California
Radiometer America Inc.	Delaware
Radiometer K.K.	Japan
Radiometer Medical ApS	Denmark
Radiometer Medical Equipment (Shanghai) Co. Ltd.	China
Radiometer Turku Oy	Finland
Sarbel UK Holding Company	United Kingdom
Sea-Bird Electronics, Inc.	Washington
Sendx Medical, Inc.	Delaware
Shanghai AB Sciex Analytical Instrument Trading Co. Ltd.	China
SpofaDental a.s.	Czech Republic
Sybron Alberta Limited	Canada
Sybron Canada Limited Partner Company	Canada
Sybron Dental Specialties, Inc.	Delaware
TH Finance Limited	United Kingdom
Tianjin Bonna-Agela Technologies Co., Ltd.	China
Trojan Technologies Group ULC	Canada
Videojet Argentina S.R.L.	Argentina
Videojet China Trading	China
Videojet Do Brasil Comércio de Equipamentos Para Codificação Industrial Ltda.	Brazil
Videojet Technologies (I) Pvt. Ltd	India
Videojet Technologies (Shanghai) Co., Ltd.	China
Videojet Technologies Europe B.V.	Netherlands
Videojet Technologies Inc.	Delaware
VR Finance Company	United Kingdom
VR FinCo GmbH	Germany
WA Mistral SAS	France
WA6 Sarl	France
X-Ray Optical Systems, Inc.	Delaware
X-Rite Asia Pacific Limited	Hong Kong
X-Rite Europe GmbH	Switzerland
X-Rite Holdings S.a.r.l.	Luxembourg
X-Rite Incorporated	Michigan
X-Rite Switzerland GmbH	Switzerland
Young's L&S Dental Supplies Ltd.	Hong Kong
Zhuhai S.E.Z. Videojet Electronics Ltd.	China